UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 30, 2025
RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32113	33-0832424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15950 North Dallas Parkway, Suite 330, Dallas, Texas 75248
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (214) 777-0600

(Former Name or Former Address, if Changed Since Last Report)

________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGP	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Separation and Appointment of New President and Chief Executive Officer

On October 30, 2025, the Board of Directors (the “Board”) of Resources Connection, Inc. (the “Company”) elected not to renew the “Period of Employment” under the Company’s existing Employment Agreement, dated February 3, 2020 and as subsequently amended, with Kate W. Duchene, the Company’s President and Chief Executive Officer (the “Duchene Employment Agreement”). As noted below, the Company and Ms. Duchene have agreed that (a) Ms. Duchene will step down as the Company’s President and Chief Executive Officer, and as a member of the Board, on November 2, 2025, (b) Ms. Duchene will serve as an Executive Advisor to the Company through January 3, 2026, (c) Ms. Duchene’s last day of employment with the Company will be January 3, 2026, and (d) Ms. Duchene will continue to provide transition support to the Company as a consultant from January 4, 2026 through December 31, 2028.

On October 30, 2025, the Board appointed Roger Carlile, a director of the Company, to succeed Ms. Duchene as the Company’s President and Chief Executive Officer, effective November 3, 2025.

Mr. Carlile, age 62, has served as a member of the Board since June 2024 and became the Chair of the Compensation Committee of the Board (the “Compensation Committee”) in August 2025. Mr. Carlile founded global business advisory Ankura Consulting Group, LLC (“Ankura”) in 2014, serving as its Chief Executive Officer from November 2014 through January 2020 and Chair of its Board of Directors from November 2014 through December 2020. Prior to founding Ankura, Mr. Carlile spent over a decade at FTI Consulting, Inc., a global business advisory firm, where he served in several leadership roles including Chief Financial Officer, Chief Administrative Officer and Chief Human Resources Officer, and global leader of FTI Consulting’s forensic and litigation consulting and technology segments. He previously served as the Global and Americas Leader of KPMG LLP’s forensic services practice and held positions at PricewaterhouseCoopers LLC and Deloitte & Touche LLP. Mr. Carlile currently serves on the Board of Directors of private companies AOC Holdings, LLC (F.K.A. “Alpha Omega Winery, LLC,” serving since 2022), Rimkus Consulting Group, Inc. (serving since 2023) and Salus GRC, LLC (serving since 2024).

There are no arrangements or understandings between Mr. Carlile and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Carlile and any director or executive officer of the Company, and Mr. Carlile does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as the Company’s President and Chief Executive Officer, the Company entered into an Employment Agreement with Mr. Carlile on October 31, 2025 (the “Carlile Employment Agreement”). The Carlile Employment Agreement provides that Mr. Carlile will be employed with the Company for an initial term beginning November 3, 2025 and continuing through November 3, 2028, with the term automatically renewing annually thereafter for an additional one-year term unless either party provides at least sixty days’ written notice of non-renewal and subject to earlier termination by either party.

The Carlile Employment Agreement provides that the Company will pay Mr. Carlile an annual base salary of $825,000 and that he will have an annual target bonus opportunity of $950,000, with the actual amount of Mr. Carlile’s annual bonus to be determined based on the achievement of performance criteria approved by the Compensation Committee and with his bonus opportunity for fiscal year 2026 pro-rated for the portion of the year he is employed with the Company. Mr. Carlile will be eligible to receive annual equity awards from the Company in the discretion of the Compensation Committee. Mr. Carlile will also be eligible to participate in the employee benefit plans available to other executives of the Company.

Pursuant to the terms of the Carlile Employment Agreement, Mr. Carlile is entitled to an initial restricted stock unit award with respect to 600,000 shares of the Company’s common stock (the “New Hire RSUs”), to be awarded under the Company’s 2020 Performance Incentive Plan (the “Incentive Plan”). The New Hire RSUs will vest as to one-half of the shares subject to the award on each of November 3, 2026 and November 3, 2027, subject to Mr. Carlile’s continued employment or service through the applicable vesting date, and subject to accelerated vesting should either (a) Mr.

Carlile’s service on the Board is terminated by the Company without Cause (as defined in the Carlile Employment Agreement), (b) Mr. Carlile’s employment with the Company is terminated as described in the next paragraph, or (c) a change in control or similar event occurs during the term of the Carlile Employment Agreement in connection with which the Company’s common stock is no longer publicly-traded.

The Carlile Employment Agreement provides that if Mr. Carlile’s employment with the Company is terminated due to Mr. Carlile’s death or permanent disability, Mr. Carlile will be entitled to receive, subject to his providing a general release of claims in favor of the Company, accelerated vesting of any outstanding and unvested Company equity awards, with three years (subject to the maximum term of the award and further subject to the Company’s ability to terminate the awards in connection with a change in control or similar event pursuant to the Incentive Plan) to exercise any then-outstanding Company stock options. The Carlile Employment Agreement further provides that if Mr. Carlile’s employment with the Company is terminated by the Company without Cause (as defined in the Carlile Employment Agreement, including a non-renewal of the employment agreement by the Company) or by Mr. Carlile for Good Reason (as defined in the Carlile Employment Agreement), Mr. Carlile will be entitled to receive, subject to his providing a general release of claims in favor of the Company, accelerated vesting of any outstanding and unvested Company equity awards.

The Carlile Employment Agreement includes certain non-compete, non-solicit, and confidentiality covenants in favor of the Company. The Carlile Employment Agreement provides that, should benefits payable to Mr. Carlile trigger excise taxes under Section 4999 of the Internal Revenue Code, Mr. Carlile will either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Carlile, the benefits will be cut-back to the extent necessary to avoid such excise taxes. The Carlile Employment Agreement does not provide for a Company tax “gross-up” payment to make Mr. Carlile whole for any such taxes.

In connection with his appointment as the Company’s President and Chief Executive Officer, the Board removed Mr. Carlile as Chair of the Compensation Committee, and as a member of each of the Compensation Committee and the Company’s Corporate Governance and Nominating Committee, effective October 30, 2025. Effective on that same date, the Board appointed Jeffrey H. Fox, currently a member of the Compensation Committee, as Chair of the Compensation Committee to succeed Mr. Carlile in that position. The Board approved a decrease in the number of members of the Board, from nine to eight members, effective with Ms. Duchene’s resignation from the Board effective November 2, 2025.

In connection with the Board’s determination not to extend the “Period of Employment” under the Duchene Employment Agreement, the Company and Ms. Duchene entered into a Transition Agreement on October 31, 2025 (the “Duchene Transition Agreement”). Pursuant to the Duchene Transition Agreement, (a) Ms. Duchene’s last day as the Company’s President and Chief Executive Officer, and as a member of the Board, is November 2, 2025; (b) Ms. Duchene will serve as an Executive Advisor to the Company through January 3, 2026; (c) Ms. Duchene’s last day of employment with the Company will be January 3, 2026 (the “Separation Date”); and (d) Ms. Duchene will continue to provide transition support to the Company as a consultant from January 4, 2026 through December 31, 2028. The Company will continue to pay Ms. Duchene her current salary through January 3, 2026. The Company will also pay Ms. Duchene a consulting fee of $12,500 for each month she serves as a consultant to the Company.

The Company’s non-renewal of the Period of Employment under the Duchene Employment Agreement triggered Ms. Duchene’s rights to severance benefits under that agreement. The Duchene Transition Agreement preserves these severance rights. The Duchene Transition Agreement provides that Ms. Duchene will receive the following severance benefits, provided she executes and delivers a general release of claims in favor of the Company: (1) a cash severance benefit of $5,325,000 (three times the sum of her annual base salary and annual target bonus opportunity), to be paid in twelve monthly installments beginning in January 2026; (2) a pro-rated target cash bonus of $554,167 for fiscal year 2026, to be paid in twelve monthly installments beginning in January 2026; (3) a lump sum cash payment that approximates Ms. Duchene’s cost to continue healthcare coverage for two years following her Separation Date; and (4) accelerated vesting of all of Ms. Duchene’s then-outstanding and unvested Company equity awards, including restricted stock units and performance-based restricted stock units (with performance-based restricted stock units vesting at the applicable “target” number of shares subject to the award), and the full term to exercise any outstanding Company stock options.

The foregoing summaries of the Carlile Employment Agreement and the Duchene Transition Agreement are qualified in their entirety by reference to the full text of these agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated in this Item 5.02 by reference.

Item 7.01    Regulation FD Disclosure.

The full text of the Company’s press release, issued on November 3, 2025, announcing Ms. Duchene’s separation and Mr. Carlile’s appointment is included as Exhibit 99.1 to this report.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between the Company and Roger Carlile, dated as of October 31, 2025.

10.2	Transition Agreement by and between the Company and Kate W. Duchene, dated as of October 31, 2025.

99.1	Press release entitled “Resources Connection, Inc. Announces CEO Transition,” issued November 3, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: November 3, 2025	By:	/s/ JENNIFER Y. RYU
Jennifer Y. Ryu
Executive Vice President and Chief Financial Officer